Exhibit 23.1

[LETTERHEAD OF DELOITTE]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated April 4, 2007 relating to the consolidated financial statements of IBG LLC (formerly Interactive Brokers Group LLC) appearing in the Prospectus included in Registration Statement No. 333-138955 and of our report dated April 4, 2007 relating to the financial statement schedule appearing elsewhere in Registration Statement No. 333-138955.

DELOITTE & TOUCHE LLP
May 3, 2007